SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON DC  20549

                                   FORM 8-K


              Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934




                         Date of Report: April 26, 2001
                       ---------------------------------
                       (Date of earliest event reported)



                     Advanced Deposition Technologies, Inc.
             -----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter





       Delaware                  1-12230               04-2865714
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(State of Incorporation)    (Commission File No.)    (I.R.S. Employer
                                                      Identification No.)




          580 Myles Standish Boulevard, Taunton, Massachusetts 02780
          ----------------------------------------------------------
            (Address and Zip Code of Principal Executive Offices)


Registrant's telephone number including area code: (508) 823-0707
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ITEM 5. Other Events.

     On April 26, 2001, Advanced Deposition Technologies, Inc. ("we" or "our") was advised by The Nasdaq Stock Market that because of our failure to file our Form 10-KSB for the period ended December 31, 2000 as required by Marketplace Rule 4130(c)(14), our common stock will be delisted from The Nasdaq Stock Market effective at the opening of business on May 4, 2001.

     As a result of this filing deficiency, the fifth character "E" will be appended to our trading symbol. Accordingly, the trading symbol for our shares will be changed from "ADTCQ" to "ADTQE" at the close of business on April 30, 2001.

     In addition to being delisted from NASDAQ, our common stock will not be eligible to trade on the OTC Bulletin Board until such time as we are current in filing our periodic reports with the Securities and Exchange Commission.
We do not currently expect to be able to file our delinquent Form 10-KSB for some period of time because we still have not retained new auditors to conduct an audit of our financial statements for our December 31, 2000 fiscal year, and we have not yet received certain information that we have requested from our Spanish subsidiary regarding related party transactions between our Spanish subsidiary and Alexander Boxall in connection with our ongoing internal investigation relating to sales of goods to entities affiliated with Alexander Boxall. We do not currently plan to hire outside auditors to audit our financial statements until we have completed our internal investigation. Until a new audit is completed and the requisite periodic reports are filed, it is unlikely that there will be any active trading market in our shares.





                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ADVANCED DEPOSITION TECHNOLOGIES, INC.



Date:  April 30, 2001                  By:  /s/ Glenn J. Walters
                                            Glenn J. Walters
                                            Chief Executive Officer








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